UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HMS Holdings Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 30, 2011

Ms. Meredith Lawless

Fidelity Investments

Investment Proxy Research - Senior Analyst

One Spartan Way, MZ: TS1E

Merrimack, NH 03054

Re: HMS Holdings Corp. Fourth Amended and Restated 2006 Stock Plan

Dear Ms. Lawless:

We greatly appreciate the discussion with you on June 27, 2011 regarding Fidelity Investments’ Proxy Voting Guidelines as they relate to Proposal Four in the 2011 Proxy Statement of HMS Holdings Corp. (the “Company”), which requests co-shareholder approval of the Company’s Fourth Amended and Restated 2006 Stock Plan (the “Plan”). We understand that Fidelity has voted against Proposal Four, but that Fidelity would be willing to reverse its vote if the Company provides Fidelity with a formal representation that, within the next year, the Company will seek approval from its Board of Directors to amend the Plan to provide that (i) for all full value awards under the Plan that are based on the passage of time, a 3 year minimum vesting period is required, and (ii) for all full value awards under the Plan that are based on performance, a 1 year minimum vesting period is required.

This letter serves as the Company’s formal representation that at a regularly scheduled meeting of the Board of Directors of the Company over the next year the management of the Company will recommend to the Board of Directors that the Plan be amended, to revise Section 8(g) in its entirety to read as follows:

(g)                                 Vesting. The restrictions on each Restricted Stock Award or Restricted Stock Unit Award will lapse at such time or times, and on such conditions, as the Committee may specify. However, Restricted Stock Awards or Restricted Stock Unit Awards shall vest over at least three years from the date of grant if the vesting of such Restricted Stock Award or Restricted Stock Unit Award is subject only to continued service with the Company or a subsidiary. The foregoing limitation shall not apply to (i) Performance Awards under Section 9, which will have a minimum vesting period of one year, (ii) Restricted Stock Awards or Restricted Stock Unit Awards to non-employee members of the Board that are part of their annual retainers, provided that the such Awards vest over at least one year from the date of grant, and (iii) Restricted Stock Awards and Restricted Stock Unit Awards of up to 10% of the number of Shares available for Awards under Section 4(a) as of the Restatement Effective Date. Notwithstanding the preceding two sentences, the Committee may, in its discretion, accelerate vesting in the event of the death, disability or retirement of a Participant or a Change in Control.

If you have any questions call me at your earliest convenience at 212-857-5940.

Sincerely yours.

/s/ Walter D. Hosp
Walter D. Hosp
Senior Vice President and
Chief Financial Officer

401 Park Avenue South | New York, NY 10016 | tel 212.857.5000 | fax 212.857.5004 | www.hms.com